UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 27, 2014

NORTHSTAR REALTY FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	No. 001-32330	No. 11-3707493
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

399 Park Avenue
18th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 27, 2014, NorthStar Realty Finance Corp. (the “Company”) issued a press release announcing its intention to commence  an exchange offer for the outstanding 7.50% Exchangeable Senior Notes of NorthStar Realty Finance Limited Partnership, the Company’s operating partnership.  The Company intends to offer 3.00% Senior Notes due 2014 in exchange for the 7.50% Exchangeable Senior Notes. A copy of the press release announcing the Company’s intention to commence the exchange offer is filed as Exhibit 99.1 to this Form 8-K.

Important Notice

The proposed exchange offer described herein and in the press release filed as Exhibit 99.1 hereto has not yet commenced.  The description contained herein and in the press release filed as Exhibit 99.1 hereto is for informational purposes only and is not an offer to buy or exchange or the solicitation of an offer to sell or exchange any securities.  At the time the exchange offer is commenced, it shall be conducted in accordance with applicable law in the United States, and the Company will file a tender offer statement on Schedule TO and related documents with the Securities and Exchange Commission.  Holders of the 7.50% Exchangeable Notes are strongly advised to carefully read the Company’s preliminary prospectus, the related letter of transmittal and the related exchange offer documents to be filed with the Securities and Exchange Commission, as they will contain important information, including the various terms of, and conditions to, the proposed exchange offer.  Once filed, holders of the 7.50% Exchangeable Notes will be able to obtain free copies of these documents and other documents filed by the Company with the Securities and Exchange Commission at the website of the Commission at www.sec.gov.  If commenced, the proposed exchange offer shall be governed in accordance with the applicable laws in the United States.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 27, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REALTY FINANCE CORP.

Date: February 27, 2014	By:	/s/ Ronald J. Lieberman
		Name:	Ronald J. Lieberman
		Title:	Executive Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 27, 2014